Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
NYSE ALTERNEXT EXTENSION OF PLAN TO CURE NON-COMPLIANCE WITH CERTAIN CONTINUED
LISTING STANDARDS BY MILESTONE DATE
          Edison, New Jersey, January 9, 2009 — Hanover Capital Mortgage Holdings, Inc. (NYSE Alternext: HCM) (the “Company” or “HCM”) announced today that on January 6, 2009, the NYSE Alternext US LLC (“Exchange”) notified the Company that it had granted the Company a further extension until February 27, 2009 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange Company Guide.
Previously, on April 8, 2008, the Company received notice from the Exchange Staff indicating that the Company was below certain of the Exchange’s continued listing standards. Specifically, the notice provided that the Company was not in compliance with (1) Section 1003(a)(i) of the Exchange Company Guide due to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and (2) Section 1003(a)(iv) of the Exchange Company Guide in that the Company had sustained losses which were so substantial in relation to overall operations or its existing financial resources, or its financial condition had become so impaired, that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.
The Company had previously been granted an extension until December 31, 2008 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange Company Guide and until October 8, 2009 to regain compliance with the continued listing standards of Section 1003(a)(i) of the Exchange Company Guide.
Based on available information including the Company’s plan to regain compliance (the “Plan”), as well as conversations between Exchange Staff and representatives of HCM, the Exchange has determined that, in accordance with Section 1009 of the Company Guide, the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by the end of the revised Plan period, which the Exchange has now determined to be no later than February 27, 2009.
The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the Plan and to achieve certain milestones, or to regain compliance with the continued listing standards by the end of the extension period could result in the Company’s common stock being delisted from the Exchange.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.

HCM’s Registration Statement on Form S-4 has not yet become effective. The securities being registered thereunder may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information and Where to Find It
This communication is being made in respect of the proposed merger transaction involving JWH Holding Company and HCM. In connection with the proposed merger and certain related transactions, HCM filed a registration statement on Form S-4 containing a preliminary proxy statement/prospectus with the SEC, and HCM will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of HCM and Walter Industries. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about HCM and Walter Industries, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at HCM’s Web site (http://www.hanovercapitalholdings.com).
HCM and Walter Industries and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding HCM’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of stockholders and HCM’s 2007 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and April 2, 2008, respectively, and information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2008 annual meeting of stockholders and Walter Industries’ 2007 Annual Report on Form 10-K, which were filed with the SEC on March 19, 2008, and March 7, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in HCM’s proxy statement/prospectus and other materials referred to in HCM’s proxy statement/prospectus.